Exhibit 5


                       [Letterhead of BAKER & DANIELS LLP]



                                                             BAKER & DANIELS LLP
                                                 600 East 96th Street, Suite 600
                                                     Indianapolis, Indiana 46240
                                             Tel 317.569.9600   Fax 317.569.4800
                                                            www.bakerdaniels.com

May 15, 2008

ITT Corporation
4 West Red Oak Lane
White Plains, NY 10604

Re:     Registration Statement on Form S-8
        ----------------------------------

Dear Ladies and Gentlemen:

We have acted as Indiana counsel to ITT Corporation, an Indiana corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to an additional 3,200,000 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share, pursuant to the Amended and Restated ITT Corporation 2003 Equity Incentive Plan (the "Plan").

We have examined the Registration Statement, the current Restated Articles of Incorporation and the current By-Laws of the Company, resolutions of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined a certificate of the Secretary of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the Company (including the Certificate) and have not independently verified the matters stated therein.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is solely for the use of the Company in connection with the Registration Statement. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.



                                            Very truly yours,


                                            /s/ Baker & Daniels LLP